                           ETHANOL MARKETING CONTRACT

THIS AGREEMENT is entered into by and among Eco-Energy, Inc. (hereinafter "Eco")
a Tennessee  Corporation  with its main office located at 730 Cool Springs Blvd,
Suite 130,  Franklin,  Tennessee  37067,  and NEDAK Ethanol,  LLC,  (hereinafter
"NEDAK") a Nebraska limited  liability company located at P.O. Box 391 Hillcrest
Road, Atkinson, NE 68713.

RECITALS:

A.   NEDAK, who is developing an ethanol plant facility producing  approximately
     44 million  gallons per year of  undenatured  ethanol  located in Atkinson,
     Nebraska that desires to establish an output-marketing contract.

B.   Eco is a reseller  in  ethanol  and is  experienced  in the  marketing  and transportation  of such  ethanol,  and is willing to agree to purchase  the entire ethanol output of the plant.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS BETWEEN THE PARTIES:

1.   Eco Services. Eco shall, during the term hereof, purchase the entire output of ethanol  and to provide  certain  transportation  services to NEDAK (the
     "Eco Program"). The Eco services to be provided are set forth in Sections 2 and 3 and the exhibits attached hereto which are referred to therein.

2.   Eco Take or Pay Ethanol Purchases.

     (a)  Full  Output.  NEDAK agrees to sell to Eco, and Eco agrees to purchase from NEDAK 100% of the  production  of ethanol  during the term of the
          Agreement.  Each potential Eco purchase will be presented to the NEDAK
          Representative  by Eco for verbal approval.  Upon such verbal approval and  purchase,  a  confirmation  of  the  purchase  contract  will  be submitted to NEDAK, by Eco, encompassing the details of each purchase, in the attached Exhibit D or Exhibit E (the "Purchase Contract").  The
          Purchase  Contract terms and requirements  shall be subject to NEDAK's approval in its sole discretion.

     (b)  NEDAK  may  sell  ethanol  in  such  quantities  as it  determines  in accordance with the following:

          NEDAK may sell ethanol in the form of E-85 fuel for motor  vehicles to any,  non-refiner,  third  party.  In an effort  to  manage  marketing communications  with potential customers by either Eco or NEDAK, NEDAK will apprise Eco of NEDAK's E-85 fuel sales as new customers are added during the Agreement. This will enable Eco and NEDAK to track to

3.   Eco  Transportation  Services.  Eco  agrees to provide  the  transportation services set forth in Exhibit B.

4.   Fee.  NEDAK  shall pay a fee for  services  of Eco and  materials  provided hereunder  of $.01 per net  gallon of ethanol  purchased  by Eco during the term of the Agreement. Such fees shall be payable monthly on actual gallons shipped from the prior month.  Payment from NEDAK shall be subtracted  from
     Eco's  first  weekly  wire  payment  of the  following  month  for  ethanol purchases.

5.   NEDAK Representative.  NEDAK shall designate in writing one or more persons who shall be authorized and directed to receive  services  hereunder and to make all  merchandising,  purchasing  and sales  decisions  for NEDAK.  All directions, transactions and authorizations given by such representative to
     Eco shall be  binding  upon  NEDAK.  Eco shall be  entitled  to rely on the authorization of such persons until it receives written  notification  from
     NEDAK that such authorization has been revoked.  The terms of such Purchase
     Contracts  shall be  consistent  with the  provisions  of Exhibit A and may include, but shall not necessarily be limited to, price,  volume,  delivery schedule, and shipping instructions.

6.   Swaps and Exchanges.  Eco shall provide 50% of entitled swaps and exchanges to NEDAK.  Entitlement is defined by the additional  profits created during swaps and exchanges, which occur prior to delivery, but specifically do not include any associated losses. The value of these swaps and exchanges shall be  expressed  in  the  form  of a net  differential.  NEDAK  shall  not be responsible  for any margin  calls or negative  equity with  respect to any such swaps or exchanges.  Documentation  of all swaps and exchanges will be made in the form of a  quarterly  report to  NEDAK.  This  report  shall be generated and payment  submitted to NEDAK by the final  business day of the month following the end of the calendar quarter.

7.   Eco Limitations.

     (a)  Eco assumes no responsibility for the completion or performance of any contracts between NEDAK and NEDAK's customers and suppliers, and NEDAK agrees  they shall not bring any action or make any claim  against Eco based on any act,  omission  or claim of any of NEDAK's  customers  or suppliers.

     (b)  NEDAK is responsible to cover all  non-deliveries  of any product that is  contracted  between  Eco and NEDAK in a timely  manner in order to stay within the time parameters of this Agreement.  Eco will assist in procuring product from other suppliers to cover these  non-deliveries.
          Notwithstanding the forgoing,  NEDAK shall not be obligated or subject to any risk of  non-delivery  to the extent the terms of any  contract that Eco is party to are different than the Purchase  Contract between
          Eco and NEDAK.

     (c)  If any party  terminates  this Agreement for any reason,  both parties
          will  be  responsible  to  complete  any  existing   written  Purchase
          Contracts.

     (d)  Each Eco purchase from NEDAK shall be concluded through either a Fixed
          Purchase Price Offer as set forth in Exhibit D or a Proposed  Purchase
          Price  Offer as set  forth in  Exhibit  E, and  either  form  shall be completed prior to the transaction being finalized.

8.   Separability and Non-liability.  The services,  contracts and relationships between NEDAK and Eco are independent and separable.

9.   Confidentiality  Agreement.  The parties agree, to the extent  permitted by law, to preserve and protect the  confidentiality  of the  Agreement.  Both parties  recognize  that federal or state law may require the filing of the
     Agreement  with,  or  the  furnishing  of  information   to,   governmental
     authorities  or regulatory  agencies and investors,  financing  parties and similar others. Both parties further recognize the need, from time to time, for  the  submission  of  the  Agreement  to  affiliates,  consultants,  or contractors  performing  work on, or related to, the subject  matter of the
     Agreement.  NEDAK and Eco agree to allow the submission of the Agreement to investors,  financing parties,  affiliates,  consultants, or contractors if such parties agree to protect the confidentiality of the Agreement.  In the event  either party is of the opinion  that  applicable  law requires it to file  the  Agreement  with,  or to  disclose  information  related  to  the
     Agreement  (other  than  information  required by laws and  regulations  in effect  as of the date  hereof  to be  furnished  in  periodic  reports  to governmental  authorities) to, any judicial body, governmental authority or regulatory  agency,  that party  shall so notify the other party in writing prior  to  the  disclosure  or  filing  of the  Agreement  and  shall  take reasonable steps to protect the confidentiality of this Agreement.

10.  Public  Disclosure.  Any public  announcements  concerning the  transaction contemplated  by this  Agreement  shall be  approved  in advance by Eco and
     NEDAK, except for disclosures required by law, in which case the disclosing party shall  provide a copy of the  disclosure  to the other party prior to its public release.  The parties hereto  acknowledge that NEDAK is required to make periodic reports to its shareholders and to securities  regulators, which may  include the terms of this  Agreement,  and the terms of Purchase
     Contracts  entered into  pursuant to this  Agreement.  In  accordance  with
     Section  9,  NEDAK  agrees  to take all  reasonable  steps to  protect  the confidentiality of any disclosure through such reports.

11.  Solicitation.  Subject  to  Section  2(b),  NEDAK  agrees not to contact or interfere  with,  solicit,  disrupt or  attempt  to disrupt  relationships, contractual or otherwise, between Eco and any of its' customers,  employees or vendors.

12.  Terms and Termination.

     (a)  The initial term of this Agreement  shall commence on the first day of ethanol  production and shall  continue for two years.  This Agreement will  automatically  renew for an  additional  term of one year unless
          NEDAK gives  written  notice at least four (4) months prior to the end of the initial term.

     (b)  Subject to Section 12(c), this Agreement may be terminated by NEDAK as to Eco in the event of material  breach of any of the  material  terms hereof by such other party,  by written notice  specifying the breach, which notice  shall be  effective  fifteen (15) days after it is given unless the  receiving  party cures the breach  within such time.  This
          Agreement  may be  terminated  by  Eco as to  NEDAK  in the  event  of material  breach of any of the  material  terms  hereof  by NEDAK,  by written notice specifying the breach,  which notice shall be effective fifteen (15) days after it is given unless the  receiving  party cures the breach within such time.

     (c)  In the event that Eco fails to make  payment  to NEDAK  within two (2)
          business days of the date due under any Purchase Contract,  then NEDAK may, without notice, immediately suspend delivery of ethanol under all remaining  Purchae  Contracts.  NEDAK may terminate this Agreement for non-payment  by  Eco  five  (5)  business  days  after  notice  to Eco specifying the breach unless cured by Eco within such time.

     (d)  This Agreement may also be terminated  immediately  upon notice to the other Party if (i) such other Party files a petition for  adjudication as a bankrupt,  for  reorganization  or for an  arrangement  under any bankruptcy or insolvency law; (ii) an involuntary  petition under such law is filed against such other Party and is not dismissed, vacated or stayed  within sixty (60) days  thereafter;  or (iii) such other Party makes an assignment of all or substantially all of its assets.

     (e)  This  Agreement  may also be  terminated  between  either party by the mutual consent of both parties on such terms as the parties may agree.

     (f)  In addition to any other method of terminating this Agreement, Eco may unilaterally  terminate this Agreement at any time if such termination shall be required by any regulatory  authority,  and such  termination shall be effective on the thirtieth (30th) day following the giving of notice of intent to terminate.

13.  Licenses,  Bonds, and Insurance.  Each party represents that it now has and will maintain in full force and effect  during the term of this  Agreement, at its sole cost,  all  necessary  state and  federal  licenses,  bonds and
     insurance  in  accordance  with  applicable   state  or  federal  laws  and
     regulations.

14.  Limitation of Liability.  EACH PARTY  UNDERSTANDS THAT NO OTHER PARTY MAKES
     ANY  GUARANTEE,  EX PRESS OR  IMPLIED,  TO ANY OTHER OF  PROFIT,  OR OF ANY
     PARTICULAR ECONOMIC RESULTS FROM TRANSACTIONS  HEREUNDER. IN NO EVENT SHALL
     ANY PARTY BE LIABLE FOR SPECIAL,  COLLATERAL,  INCIDENTAL, OR CONSEQUENTIAL
     DAMAGES FOR ANY ACT OR OMISSION  COMING WITHIN THE SCOPE OF THIS AGREEMENT,
     OR FOR BREACH OF ANY OF THE  PROVISIONS OF THIS  AGREEMENT,  EVEN IF IT HAS
     BEEN ADVISED

     OF THE POSSIBILITY OF SUCH DAMAGES.  SUCH EXCLUDED DAMAGES INCLUDE, BUT ARE
     NOT  LIMITED  TO,  LOSS OF GOOD  WILL,  LOSS  OF  PROFITS,  LOSS OF USE AND
     INTERRUPTION OF BUSINESS.

15.  Disclaimer.  NEDAK  understands  and  agrees  that Eco  makes  no  warranty respecting legal or regulatory  requirements and risks.  NEDAK shall obtain such  legal  and  regulatory  advice  from  third  parties  as it may  deem necessary respecting the applicability of legal and regulatory requirements applicable to NEDAK business.

16.  Indemnity.  The Parties agree that they shall absolve,  release and refrain from  seeking  remedies  against  each  other and their  officers,  agents, employees,  subcontractors  and  insurers  for any and all losses,  claims, damages, costs, suits and liabilities for damage, deterioration of quality, shrinkage in quantity,  loss of grade or loss of ethanol resulting from the inherent  nature of transfer  operations and the inherent nature of ethanol provided  that  this in no way  shall  relieve  the  parties  for their own negligence,  willful misconduct or theft. For the avoidance of doubt, in no event shall NEDAK be responsible for deterioration of quality, shrinkage in quantity, loss of grade or loss of ethanol after delivery to and acceptance by Eco of such  ethanol.  Each  party to this  Agreement  shall  indemnify, defend  and hold the other  harmless  from  claims,  demands  and causes of action  asserted  against  the  other  by  any  person  (including  without limitation  employees of either party) for personal injury or death, or for loss of or damage to property  resulting from the willful or negligent acts or omissions of the indemnifying  party.  Where personal  injury,  death or loss of or damage to  property  is the  result of the joint  negligence  or misconduct or the Parties hereto,  the Parties expressly agree to indemnify each other in proportion to their respective share of such joint negligence or misconduct.

17.  Nature of Relationship. Eco is an independent contractor providing services to NEDAK.  No  employment  relationship,  partnership  or joint  venture is intended,  nor shall any such  relationship be deemed created hereby.  Each party shall be solely and exclusively  responsible for its own expenses and costs of performance.

18.  Notices.  Any notices permitted or required  hereunder shall be in writing, signed by an officer duly  authorized of the party giving such notice,  and shall either be hand delivered, or sent by facsimile,  overnight courier or
     U.S.  mail.  If mailed,  notice  shall be sent by  certified,  first class, return  receipt  requested,  mail to the address shown above,  or any other address  subsequently  specified  by notice  from one  party to the  other.
     Notices shall be deemed delivered upon the earlier of actual receipt by the other party or three business days after deposit into U.S. mail system.

19.  Compliance  With  Governmental  Controls.  To the  extent  applicable,  the
     parties  agree  to  comply  with  all  laws,   ordinances,   rules,  codes,
     regulations  and lawful  orders of any federal,  state or local  government authority  applicable  to  the  performance  of the  Agreement,  including, without limitation,  those pertaining to the environment,  safety,  health,
     social   security,   old  age   pension,   wage  hour  laws,   unemployment
     compensation, non-discrimination on the basis of race, religion, color, sex or national origin and affirmative action.

20.  New Or Changed  Regulations.  The parties  enter the  Agreement in reliance upon the laws, rules, regulations,  interpretations,  decrees,  agreements, and concessions of, and arrangements  (hereafter called "Regulations") with governments or governmental  instrumentalities in effect on the date of the
     Agreement  with respect to or directly or indirectly  affecting the ethanol to be  delivered,  including  without  limitation,  production,  gathering, manufacturing,  transportation,  sale and delivery  thereof insofar as said
     Regulations  affect Eco and their customers.  In the event that at any time subsequent  to the  date  of the  Agreement,  any of said  Regulations  are changed  or  new  Regulations  are  promulgated  whether  by  law,  decree, interpretation  or regulation,  or by response to the insistence or request of any governmental  authority or person  purporting to act therefore,  and the effect of such changed or new  Regulation (a) is or will not be covered by any  other  provisions  of the  Agreement,  or (b) has or  will  have an adverse economic effect upon the parties to this Agreement or the suppliers or customers of said parties,  the parties shall have the option to request renegotiation  of the prices and other  pertinent terms provided for in the
     Agreement  and  their  respective  effective  dates.  Said  option  may  be exercised  by Eco at any time  alter  such  changed  or new  Regulation  is promulgated  by giving notice of the exercise of its option to  renegotiate prior to the time of delivery of ethanol or any part  thereof.  Such notice shall  contain  the new prices and terms  desired by  agreement  of Eco and
     NEDAK.  If the parties do not agree upon new prices and terms  satisfactory to both parties within ten (10) days after such notice is given,  Eco shall have the right to terminate  the  Agreement at the end of said ten (10) day period.

21.  General.

     (a)  This Agreement is the entire  understanding of the parties  concerning the subject  matter  hereof,  and it may be  modified  only in writing signed by the parties.

     (b)  If any provision or provisions of this  Agreement  shall be held to be
          invalid,  illegal  or  unenforceable,   the  validity,   legality  and
          enforceability  of the  remaining  provisions  shall not in any way be affected or impaired thereby.

     (c)  No party  shall be liable for any failure to perform any or all of the provisions of this Agreement if and to the extent that performance has been delayed or prevented by reason of any cause beyond the reasonable control of such party.  The  expression  "cause beyond the  reasonable control"  shall be deemed to  include,  but not be limited  to:  acts, regulations,  laws, or restraints  imposed by any  governmental  body;
          wars,  hostilities,  sabotage,  riots, or commotions;  acts of God; or
          fires, frost, storms, or lightning.

     (d)  This  Agreement is not intended to, and does not,  create or give rise to any fiduciary duty on the part of any party to any other.

     (e)  No  action,  regardless  of its  nature  or form,  arising  from or in relation to this  Agreement  may be brought by either  party more than two (2) years after the cause of action has arisen, or, in the case of an action  for  nonpayment,  more than two (2) years from the date the last payment was due. Venue for any action arising from or in relation to this Agreement shall be in Atkinson, Nebraska.

     (f)  This Agreement is governed by and shall be construed under the laws of the State of Nebraska.

     (g)  This  Agreement  shall be binding upon and inure to the benefit of the parties  and the  successors  and assigns of the entire  business  and goodwill  of Eco or  NEDAK,  but  shall  not be  otherwise  assignable without the  express  consent of the other  party,  except that Eco or
          NEDAK may  assign  its rights  and  duties  under  this  Agreement  in connection  with the sale,  merger,  exchange or acquisition of all or substantially  all of the assets or stock of Eco or NEDAK,  and either may  assign its rights  and  duties  under this  Agreement  to another company controlling or controlled by or under common control with such party, all without having to obtain the express written consent of the other  party.  Notwithstanding  the  forgoing,  Eco  acknowledges  and consents to the  assignment of NEDAK's  rights under this Agreement in connection with obtaining  financing for construction and operation of the  plant  and Eco  further  agrees  that  this  Agreement  shall  be assignable to third parties by such  creditors  under the terms of the related credit documents without consent of Eco.

     (h)  This Agreement  shall be binding upon NEDAK and this above  referenced plant in the event that the name,  NEDAK is later  changed to any name in the  alternative.  A change in name  does not  void,  nor make this
          Agreement voidable.

DATED AND EXECUTED AS OF THIS 15th DAY OF November   ,  2006
                                          -------------------

NEDAK Ethanol, LLC

BY: /s/ Jerome Fagerland
   --------------------------------

Eco-Energy Inc.

BY:/s/ Andrew Sallee
   --------------------------------

                                    EXHIBIT A

                                     Ethanol

 Eco shall  purchase  100% of the  production of ethanol of NEDAK's plant on the following terms:

1.       Eco will pay Wednesday of each week for the shipments made by Friday of the previous week upon receipt of Invoice,  Bill of Lading, Return Bill of Lading, and Certificate of Analysis.  All paperwork for the previous week's shipments must be received by 12:00 noon Sunday.

2.       NEDAK is responsible for any and all of their local,  state and federal tax liabilities.

3.       Eco will provide scheduling and marketing for ethanol produced.

4.       Eco will be responsible for receivables risk on ethanol.

5.       Eco reserves  the right to refuse  business to anyone due to credit and market risk unless Section 2(b) of the Agreement has been triggered.

6.       NEDAK shall meet or exceed all  specifications  for  E-grade  denatured fuel ethanol as well as any changes in fuel ethanol industry  standards that might occur after the execution of this Agreement. (EXHIBIT C)

7.       NEDAK will keep Eco informed on production forecasts,  as well as daily plant inventory balances.

8.       On all truck  shipments title and risk of loss of the ethanol will pass at the loading flange between the plant and the truck. Unless otherwise specified Eco is purchasing all ethanol on a FOB plant basis.

9.       NEDAK will provide a minimum of 10 days storage on the NEDAK site.

10.      NEDAK  must have  meters  that  measure  both  gross and net 60 degrees
         Fahrenheit temperature corrected gallons.

11.      Eco shall deduct all  unavoidable  costs such as government  tariffs or assessment fees, sales taxes, import/export handling fees, assessments, inspection  fees,  or any other  costs that has been  approved by NEDAK board of directors.

                                    EXHIBIT B

                           Eco Transportation Services

1.       Eco and NEDAK will mutually  agree as to the number of railcars  needed
         and  their  respective   lease  rates,   provided  that  Eco  shall  be
         responsible for negotiating such leases.

2.       The leases of such railcars shall be in the name of Eco.

3.       All lease charges will be passed through from Eco to NEDAK upon receipt of invoice from the leasing company.

4.       Upon NEDAK's receipt of invoice from Eco the amount of the invoice will be subtracted  from Eco's next  Wednesday  payment to NEDAK for Ethanol purchases unless otherwise communicated by NEDAK that the amount of the invoice will be remitted by wire transfer within five (5) business days from invoice date.

5.       If  this  Agreement  is  cancelled  for  may  reason,   NEDAK  will  be
         responsible to take over all rail contracts.

6.       Eco will negotiate rail rates on behalf of NEDAK.

7.       All rail  contracts  will be in the name of  NEDAK,  or any name  later chosen in the alternative.

8.       NEDAK will invoice Eco for rail freight along with a copy of the actual railroad  invoice.  (This amount will be paid the  following  Wednesday upon receipt of invoice.)

9.       Eco will purchase all gallons on an FOB plant basis.

10.      Eco will supply tracks.

11.      NEDAK  will  be  responsible  for  all  costs  associated  with  a rail transload facility.

                                                          Exhibit C>

                                               Ethanol Specification Standards>
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                Specification Limit
                    Property                                  Test Method                             Magellan
-------------------------------------------------------------------------------------------------------------------------------
Apparent Proof, 60F                                Hydrometer                                         min. 200
                                                                                                      max. 203
-------------------------------------------------------------------------------------------------------------------------------
Fuel Ethanol Content, volume%                      ASTM D5501                                         Min. 95
                                                                                              max. 98 excluding water
-------------------------------------------------------------------------------------------------------------------------------
Ethanol, volume %                                  ASTM D5501                                         min. 95
                                                                                              max. 98 excluding water
-------------------------------------------------------------------------------------------------------------------------------
Methanol, volume %                                 ASTM 5501                                         min. 92.1%
-------------------------------------------------------------------------------------------------------------------------------
Denaturant Content, volume %                                                                         min. 1.96%
                                                                                                     max. 4.74
-------------------------------------------------------------------------------------------------------------------------------
Water, mass %                                      ASTM E-203 or E-1064                              max. 0.82*
-------------------------------------------------------------------------------------------------------------------------------
Solvent Washed Gum, mg/100ml                       ASTM D381                                           max 5
-------------------------------------------------------------------------------------------------------------------------------
Inorganic Chloride, mg/L                           ASTM D512 Proc. G                                  max. 32
-------------------------------------------------------------------------------------------------------------------------------
Copper Content, mg/kg                              ASTM D1688 Method A                               max. 0.08
-------------------------------------------------------------------------------------------------------------------------------
Acidity, mass %                                    ASTM D1613                                        max. 0.007
-------------------------------------------------------------------------------------------------------------------------------
pHe                                                ASTM D6423                                         min. 6.5
                                                                                                      max. 9.0
-------------------------------------------------------------------------------------------------------------------------------
Appearance                                                                                Visibly free of suspended and/or
                                                                                         settlement contaminants. (Clear &
                                                                                                      Bright)
-------------------------------------------------------------------------------------------------------------------------------
Sulfur, ppm max                                    ASTM D5453-93                                         10
-------------------------------------------------------------------------------------------------------------------------------
Sulfate, ppm max                                   ASTM D5837                                           1.00
                                                   ASTM D6174 mod.
                                                   ADM Proprietary
-------------------------------------------------------------------------------------------------------------------------------
Benzene, vol% max                                  ASTM D5580-95 - Test results of                      0.06
                                                   a sample of the denaturant
                                                   multiplied by 0.0476
-------------------------------------------------------------------------------------------------------------------------------
Olefins, vol% max                                  ASTM D6550-00 - Test results of                      0.5
                                                   a sample of the denaturant
                                                   multiplied by 0.0476
-------------------------------------------------------------------------------------------------------------------------------
Aromatics, vol% max                                ASTM D5580-95 - Test results of                      1.7
                                                   a sample of the denaturant
                                                   multiplied by 0.0476
-------------------------------------------------------------------------------------------------------------------------------
                                               California Denaturant Standards
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                Specification Limit
                    Property                                  Test Method                             Magellan
-------------------------------------------------------------------------------------------------------------------------------
Benzene, vol% max                                  ASTM D5580-95                                        1.1
-------------------------------------------------------------------------------------------------------------------------------
Oelfins, vol% max                                  ASTM D6550-00 (modified)                              10
-------------------------------------------------------------------------------------------------------------------------------
Aromatics, vol% max                                ASTM D5580-95                                         35
-------------------------------------------------------------------------------------------------------------------------------

                                       10

                                    EXHIBIT D

                                ECO-ENERGY, INC.
                         FIXED ETHANOL PURCHASE CONTRACT
                       Dated: _____________________, 20___

     ECO hereby submits this Purchase Contract for Ethanol to NEDAK Ethanol, LLC pursuant to that certain Ethanol Marketing  Contract between ECO and NEDAK dated as of ___________________, 200__ (as the same may be amended, the "Agreement").

     1.   Aggregate Gallons of Ethanol: _____________________ gallons

     2.   Pick Up Dates for Ethanol (strike out all that do not apply):

          (a)  ______________  gallons of Ethanol on the _____ day of each month commencing on  _____________,  ________ and  continuing up to and including _____________, ______.

          (b)  _____________  gallons  of  Ethanol  on each of  _______________,
               ______;  ______________,  ______;  _______________,  ______;  and
               _______________, ______.

          (c)  All of the Ethanol on _______________, ______.

          (d)  Other: __________________________________.

     3.   Minimum Purchase Price for Ethanol: ____________________

     4.   Time Period for Acceptance of this Purchase  Contract (the "Acceptance
          Period"): _____________________________.

         This Purchase  Contract is  irrevocable  for the  Acceptance  Period or until the time at which  this  Purchase  Contract  becomes  a  Rejected
         Purchase Contract as provided in the Agreement.  ECO does not, however, have a binding  obligation  to purchase  any  Ethanol  pursuant to this
         Purchase  Contract unless ECO is able to enter into an agreement with a third  party for the sale of the  Ethanol  by ECO to such  third  party within one (1) day of NEDAK's acceptance of this Purchase Contract.

         This Purchase Contract is subject to acceptance by NEDAK as provided in the  Agreement  and is otherwise  tendered and made subject to and upon all of the terms and conditions of the Agreement.

                                       ECO-ENERGY, INC.

                                       By: ____________________________
                                       Name: __________________________
                                       Title: ___________________________
                                       Date: ___________________________
                                       E-Mail Address: __________________

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                             ACCEPTANCE OR REJECTION

         This Purchase Contract is accepted/rejected (strike out and initial the one that  does not  apply) by  NEDAK,  subject  to and upon all of the terms and conditions of the Agreement.

                                       NEDAK ETHANOL, LLC.

                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _______________________________
                                       Date: _________________________, 20___

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                                    EXHIBIT E

                                ECO-ENERGY, INC.
                     POSTED PRICE ETHANOL PURCHASE CONTRACT
                       Dated: _____________________, 20___

         ECO hereby submits this Purchase  Contract for Ethanol to NEDAK Ethanol pursuant to that certain Ethanol Marketing  Contract between ECO and NEDAK dated as of ___________________, 200__ (as the same may be amended, the "Agreement").

     1.   Maximum Aggregate Gallons of Ethanol: _____________________ gallons

     2.   Pick Up Dates for Ethanol (strike out all that do not apply):

          (a)  ______________  gallons of Ethanol on the _____ day of each month commencing on  _____________,  ________ and  continuing up to and including _____________, ______.

          (b)  _____________  gallons  of  Ethanol  on each of  _______________,
               ______;  ______________,  ______;  _______________,  ______;  and
               _______________, ______.

          (c)  All of the Ethanol on _______________, ______.

          (d)  Other: __________________________________.

     3.   Minimum   Purchase  Price  for  the  Ethanol  (the  "Posted   Price"):
          ____________________

     4.   Time Period Over Which the Posted Price Will Be Effective (the "Posted
          Price Sales Period"): _____________________________.

     5.   Time Period for Acceptance of this Purchase  Contract (the "Acceptance
          Period"):______________________________.

         This Purchase  Contract is  irrevocable  for the  Acceptance  Period or until the time at which  this  Purchase  Contract  becomes  a  Rejected
         Purchase Contract as provided in the Agreement.  ECO does not, however, have a binding  obligation  to purchase  any  Ethanol  pursuant to this
         Purchase  Contract unless and until ECO enters into an agreement with a third  party for the sale of the  Ethanol  by ECO to such  third  party during, and for pick-up by ECO during, the Posted Price Sales Period.

         This Purchase Contract is subject to acceptance by NEDAK as provided in the  Agreement  and is otherwise  tendered and made subject to and upon all of the terms and conditions of the Agreement.

                                         ECO-ENERGY, INC.

                                         By: ____________________________
                                         Name: __________________________
                                         Title: ___________________________
                                         Date: ___________________________
                                         E-mail Address: __________________

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                             ACCEPTANCE OR REJECTION

         This Purchase Contract is accepted/rejected (strike out and initial the one that  does not  apply) by  NEDAK,  subject  to and upon all of the terms and conditions of the Agreement.

                                         NEDAK, LLC

                                         By: ________________________________
                                         Name: ______________________________
                                         Title: _______________________________
                                         Date: _________________________, 20___

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